SHARE PURCHASE AND SALE AGREEMENT

BETWEEN

Mr. Pan Yen Chu
AS PURCHASER

AND

TRANSAKT LTD
AS VENDOR

REGARDING THE ACQUISITION OF ALL OF THE ISSUED AND OUTSTANDING SHARES OF TAIWAN
HALEE INTERNATIONAL CO. LTD.

JANUARY 4, 2013

6.6	Benefit of the Agreement	19
6.7	Entire Agreement	19
6.8	Amendments and Waiver	19
6.9	Assignment	20
6.10	Notices	20
6.11	Governing Law	20
6.12	Attornment	21

SHARE PURCHASE AND SALE AGREEMENT

THIS AGREEMENT is dated the 4th day of January, 2013

Between:

     TRANSAKT LTD.,
a corporation incorporated under the laws Of the STATE OF NEVEDA, USA
(Hereinafter referred to as the “Vendor”)

-And-

     PAN YEN CHU, a businessman in the city of Taipei, Taiwan. R.O.C
(Hereinafter collectively referred to as the “Purchaser”)

WHEREAS the Purchaser has agreed to purchase all issued and outstanding shares of Taiwan Halee International Co. Ltd. from the Vendor, and the Vendor has agreed to sell the Shares to the Purchaser, upon and subject to the terms and condition hereof;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the covenants and agreements herein contained the parties hereto as follows:

ARTICLE 1
INTERPRETATION

1.1 Definitions

In this Agreement, unless something in the subject matter or context is inconsistent therewith:

(a)	“Agreement” means this agreement and all amendments made hereto by written agreement amongst the Purchaser and the Vendor;

(b)	“HTT Shares” means all 6,000,000 issued and outstanding shares of Taiwan Halee International Co. Ltd.;

(c)	“Bill of Sale and General Conveyance” means the form of Bill of Sale and general Conveyance attached hereto as Schedule ”C”;

(d)	“Business Day” means a day other than Saturday, Sunday, or statutory holiday in Las Vegas;

(e)	“Closing Date” means January 4, 2013, or such other date as may be agreed to in the writing amongst the Purchaser and the Vendor, or as may be required by the Exchange or the Taiwan Government;

(f)	“Effective Date” means the Closing Date or such earlier date agreed to by the Parties.

(g)	“Employment Agreement” means the form of Employment Agreement attached hereto as Schedule ”D”;

(h)	“Exchange” means OTC Markets OTCQB Exchange;

(i)	“Exchange Assets and Liabilities” means the assets and liabilities of the Vendor listed and described in Schedule ”E” attached hereto;

(j)	“Independent Appraisal” means the independent appraisal of the Assets to be obtained by the Purchaser in accordance with Section 4.9 hereof;

(k)	“Purchaser” means Pan Yen Chu;

(l)

“TransAKT Shares ” means an agreement of 45,000,000 common shares in the capital of the Vendor at a price of US$0.04 per share from the Purchaser pursuant to this Agreement upon approval of the Exchange and all other regulatory bodies having jurisdiction;

(m)	“TransAKT Taiwan” means a direct or indirect wholly-owned subsidiary of the Vendor incorporated and organized under the laws of Taiwan, R.O.C;

(n)	“Taiwan Halee International Co. Ltd.” means a direct or indirect wholly-owned subsidiary of the Vendor incorporated and organized under the laws of Taiwan, R.O.C;

(o)	“Vendor” means TransAKT Ltd.

(p)	“Vendor’s Business” means the business and undertaking operated and conducted by the vendor’s Taiwan Halee International division as of the Effective Date and the date of this Agreement, including the provisioning and supplying of telephones and voice-over-internet-protocol equipment.

(q)	“Vendor’s Financial Statements” means the balance sheet and statements of income, retained earnings and changes in financial position, and the notes thereto, for the fiscal period ended in the Effective Date attached hereto as Schedule “B”

1.2 Headings

Insertions of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms “this Agreement”, “hereof”, “hereunder”, and similar expression refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections and Agreement.

1.3 Extended Meanings

In this Agreement, unless the context requires otherwise, words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa, and words importing persons shall include, partnerships, associations, trusts, unincorporated organizations and corporations.

1.4 Accounting Principles

Wherever in this Agreement reference is made to a calculation to be made in accordance with generally accepted accounting principles from time to time approved by the USA Institute of Chartered Accountants, or any successor institute, applicable as at the date on which such calculation is made or required to be made in accordance with generally accepted accounting principles.

1.5 Currency

All references to currency herein are to lawful money of the United States unless otherwise stated.

1.6 Schedules

The following are the Schedules annexed hereto and incorporated by reference and deemed to be part hereof;

Schedule "A"- List and Description of Assets and Liabilities;
Schedule “B”- Vendor’s financial Statements;
Schedule “C”- Form of Bill of Sale and General Conveyance;
Schedule “D”- Excluded Assets and Liabilities

ARTICLE 2
PURCHASE OF SHARES

2.1 Purchase of Shares

(1) The Vendor shall sell and transfer the HTT Shares to the Purchaser, and the Purchaser shall purchase and acquire the HTT Shares form the Vendor, for and in consideration of 45,000,000 shares of TransAKT from the purchaser, upon and subject to the terms and conditions hereof;

(2) Certificates evidencing the TransAKT Shares shall be delivered by the Purchaser to the Vendor on the Closing Date against delivery to the Purchaser of the Bill of Sale and General Conveyance and actual and physical possession of the HTT Shares.

(3) The parties hereto acknowledge that the shares of TransAKT are trading on the Exchange at USD 0.035 as of the date of this agreement and that the maximum allowable discount permitted by the exchange on the issue of the TransAKT Shares is 25%, as of the date of this agreement. In accordance with the requirements of the exchange, the independent Appraisal will be completed to allow ratification by the exchange of the value of the TransAKT Shares to be surrendered relative to the value of the HTT Shares.

(4) For greater certainty, the Purchaser and the Vendor hereby acknowledge and agree that the Excluded Assets and Liabilities are not being transferred, sold or assumed to or by the Purchaser pursuant to this Agreement, and the Vendor hereby agrees to indemnify and save the Purchaser harmless from and against any loss, cost, expense, damage or liability whatsoever arising from or in any way relating to the Excluded Assets and Liabilities.

2.2 Closing

The sale and transfer of the HTT Shares and delivery of the TransAKT Shares shall be completed on the Closing Date concurrently at the offices of the Purchaser’s solicitors, in Vancouver, British Columbia, Canada.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Vendor

The Vendors and Shareholders jointly and severally represent and warrant to the Purchasers as follows: (a) The Vendor

I.	is a corporation, organized and subsisting under the laws of the Las Vegas;

II.	has all requisite legal power and authority and the legal right to operate and conduct the Vendor’s Business and to own the HTT Shares;

III.	is in compliance with its articles of incorporation, by-laws or other corporate documents, as the case may be;

IV.

is in compliance with all other applicable requirements of the law in each jurisdiction where it carries on the Vendor’s business; and has all permits from or by, has made all necessary filings with, and has given all necessary notices to, the extent required for such ownership, operation and conduct, except for permits which can be obtained by the taking of ministerial action to secure the grant or transfer thereof;

(b) The execution, delivery and performance of the Vendor of this Agreement and the consummation of the transactions contemplated hereby;

I.	are within the Vendor’s corporate powers;

II.	have been duly authorized by all necessary corporate action, including without limitation, the consent and approval of the requisite number of percentage of directors and shareholders of the Vendor;

III.	do not and will not:

A.	contravene the Vendor’s articles of importance, bylaw, resolutions of its directors and shareholders or other comparable governing document;

B.	violate any other applicable requirement of law, or any order or decree of any applicable governmental authority or arbitrator;

C.	conflict with or result in the breech of, or constitute a default under, or result in or permit the termination or acceleration if, any contractual obligation of the Vendor; or

D.	result in the creation or imposition of any lien, encumbrance or charge upon any of the Vendor’s Business; and

IV.

do not require the consent of, authorization by, approval of , notice to , or filing or registration with, any governmental authority or any other person, other than those which have been or will be delivered on the Closing date to the Purchaser, and each of which from and after the Closing Date is and will be in full force and effect;

(c) this Agreement has been, and each of the closing documents to which the Vendor is a party will have been, upon delivery thereof pursuant hereto, duly executed and delivered by the Vendor as required; and this Agreement is and the closing documents to which the Vendor is a party will be, when delivered hereunder, legal, valid and binding obligations of the Vendor, enforceable against it in accordance with their term, except as and enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws, both state and federal,

Affecting the enforcement of creditor’s right or remedies in general from time to time in effect and the exercise by counts of equitable powers or their application of public principles of public policy;

(d) The HTT Shares, taken as a whole, constitute substantially all of the property and undertaking of the Taiwan Halee International Co. Ltd. required in connection with the operation and conduct of the Vendor’s Business;

(e) the Vendor is the legal and beneficial owner of all of the HTT Shares, with title thereto, free and clear of all mortgages, security interests, claims, liens, charges, encumbrances or restrictions of any kind whatsoever;

(f) no other person has any written or verbal agreement, option, understanding or commitment, or any right or privilege capable of becoming an agreement, for the purchase from the Vendor of any the HTT Shares;

(g) the Vendor’s Financial Statements (1) accurately and fairly set out and disclose the financial position of the Vendor, including the relation to the HTT Shares and the Vendor’s Business, as at the Effective Date, and (2) have been prepared in accordance with generally accepted accounting principles consistently applied;

(h) since closing date, there has been no change in the affairs, business, prospects, operations or condition the Vendor’s Business, financial or otherwise, whether arising as a result if any legislative or regulatory change, revocation of any license or right to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise, except changes occurring in the ordinary course of business which changes have not had, nor are expected to have, a material adverse effect on the organization, business, properties, prospects, or financial condition of the Vendor’s Business;

(i) there are no pending or , to the best knowledge of the Vendor, threatened actions, investigations or proceedings affecting the Vendor’s Business before and court, governmental authority or arbitrator; and the performance of any action by the Vendor required or contemplated by this Agreement is not restrained or enjoined (either temporarily, preliminarily, or permanently), and no material adverse effect is expected to result from or be imposed by any court, governmental authority or arbitrator, by or from any of the foregoing transactions;

(j) The Vendor as not made any untrue, inaccurate or misleading statement, claim or commitment, and has not made any misrepresentation of any fact or circumstance whatsoever, to any third party in relation to Vendor’s Business;

(k) The Vendor is not (1) a party to any contractual or contingent obligation the compliance with would have a material adverse effect on the Vendor’s Business, or The performance of which by any thereof, either unconditionally or upon the happening of an event, will result in the creation of a lien, charge or encumbrance on the Vendor’s Business or which would impair the exclusive use and enjoyment thereof, or (2) subject to any charter or corporate restriction which has a material adverse effect on the Vendor’s Business;

(l) the Vendor is not in default under or with respect to any contractual obligation or contingent obligation owned by it and, to the best knowledge of the Vendor and the shareholders, no other party is in default under or with respect to any contractual obligation or contingent obligation owned to it; and all of the contracts comprising part of the Vendor’s Business are in full force and effect and enforceable against the other parties thereto in accordance with their respective terms, and there are no defaults or notices of default in respect thereof;

(m) There is no requirement of law the compliance with which by the Vendor would have a material adverse effect on the Vendor’s Business;

(n) the Vendor’s Business is insured against loss, destruction and damage by insurance policies customarily carried in respect to similar assets and business, and such insurance policies will be continued in full force and effect up to the Closing Date; all policies of insurance of any kind or nature owned by or issued to the Vendor, including without limitation, policies of life, fire, theft, product liability, public liability, property damage and other casualty, employee fidelity, worker’s compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and is customarily carried by companies of the size and character of the Vendor;

(o) the Vendor’s Business have been operated in the ordinary and normal course since the Effective Date and will be operated in the ordinary and normal course after the date hereof and up to the Closing Date; the Vendor covenants and agrees to use all commercially reasonable efforts to preserve intact the Vendor’s Business, preserve the relationship with all existing customers and vendors, perform all of its contractual obligation as such obligations affect the Vendor’s Business, including keeping all required licenses and permits current and in good standing with the vendors or licensors thereof, and not to enter into any new contracts, agreements or other obligations affecting the Vendor’s Business, other than the ordinary course of business, without the prior written approval of the Purchaser, up to the Closing Date;

(p) the Vendor has the legal and beneficial right, title, estate an interest, free and clear of any and all liens, charges, encumbrances or rights or claims of others, in and to all license, permits, patents rights, patents applications, trademarks, trademark applications, copyright applications, franchises, and all other technology and intellectual property listed and described in Schedule “a” and comprising part of the Assets required to operate and conduct the Vendor’s Business;

and for greater certainty the Purchaser shall acquire pursuant to this Agreement all of the Vendor’s and the Vendor’s Business and the exclusive rights thereto including all rights to grant licenses to third parties, together with the legal and beneficial right to submit application or registration of all such knowledge, concepts and ideas in the Purchaser’s name;

(q) the Vendor has complied with and kept current and in good standing all customer and support service warranties, agreements, liabilities, trade payables and other obligations related to the Vendor’s Business;

(r) there are no transfer fees payable to any governmental authority or any other third party respect to the sale and transfer of the Vendor’s Business pursuant to this Agreement;

(s) neither this Agreement nor any closing document, schedule, list, certificate, declaration under oath or written statement now or hereafter furnished by the Vendor and the Shareholders to the Purchaser in connection with the transactions contemplated by this agreement contains or will contain any untrue statement or representation of a material fact on the part of the Vendor or the shareholders or omits or will omit on behalf of the Vendor and the Shareholders to state a material fact necessary to make any such statement or representation therein or herein contained not misleading; and

(t) the Vendor and the Shareholders have no information or knowledge of any fact not communicated to the Purchaser and relating to the Vendor’s Business which, if know to the Purchaser, might reasonably be expected to deter the Purchaser from entering into this Agreement or from completing the transactions contemplated by this Agreement; and all facts known to the Vendor and Shareholders which are material to an understanding of the Vendor’s Business have been disclosed to the Purchaser.

3.2 Survival of Vendor’s and Shareholder’s Representations and Warranties

The representations and warranties of the Vendor and the Shareholders set forth in Section 3.1 are joint and several and shall continue in full force and effect for the benefit of the Purchaser for a period of five (5) years from the Closing Date.

3.3 Representations and Warranties of the Purchaser

The Purchaser represents and warrants to the Vendor and the Shareholders that:

(a) The Purchaser is a businessman residing in Taiwan and has made all necessary filings under applicable corporate securities and taxation laws or any other laws to which it is subject;

(b) The purchaser has good and sufficient power, authority and right to enter into and deliver this Agreement and to transfer the legal and beneficial title and ownership of the TransAKT Shares to the Vendor, free and clear of all Liens, charges, encumbrances and any other rights of others;

(c) Neither the entering into nor the delivery of this Agreement nor the completion if the transactions contemplated hereby the Purchaser will result in the violation of;

i.	Any agreement or other instrument to which the Purchaser is a party or by which the Purchaser is bound; or

ii.	Any applicable law, rule or regulation;

3.4 Survival of the Purchaser’s Representations and Warranties

The representations and warranties of the Purchaser set forth in section 3.3 shall continue in full force and effect for the benefit of the Vendor and the Shareholders for a period of five (5) years from the Closing Date.

ARTICLE 4 COVENANTS

4.1 Taxes

The Purchase dose not assume and shall not be liable for any taxes whatsoever under or pursuant to applicable Taiwan, or United Stated taxation laws or any other taxes whatsoever which maybe or become payable or the Vendor or the Shareholders including, without limiting the generality of the foregoing, any taxes resulting from or arising as a consequence of the transfer of the HTT Shares by the Vendor to the Purchaser herein contemplated, and the Vendor and Shareholders shall jointly and severally indemnify and save harmless the Purchaser from and against all such taxes.

4.2 Covenants of the Vendor and shareholders

(1)

The Vendor and the Shareholders jointly and severally shall ensure that the representations and warranties of the Vendor and the Shareholders herein are true and correct on the Closing Date and the conditions of closing for the benefit of the Purchaser have been performed or complied with on or before the Closing Date.

(2)

The Vendor and the Shareholders jointly and severally shall indemnify and save harmless the Purchaser from and against all losses, damages or expenses directly or indirectly suffered by the Purchaser (except consequential damages) resulting from any breech of any covenant of the Vendor and the Shareholders contained in the Agreement or, subject to Section 3.2 from any inaccuracy or misrepresentation in any representation or warranty set forth in Section 3.1.

(3)

The Vendor and the Shareholders jointly and severally shall permit the Purchaser, through its agents and representatives, to make such reasonable investigation prior to the Closing Date of the Vendor’s Business and of the Vendor’s financial and legal condition as the Purchaser considers necessary or advisable to familiarize itself with the Vendor’s Business and other matters, and the Vendor and the Shareholders shall supply any and all document records of the Vendor to the Purchaser and its agents and representatives as they may reasonably require. The Vendor and the Shareholders shall also permit the inspection of the Vendor’s Business of the Vendor prior to the Closing Date by such federal, provincial, or municipal authorities as the Purchaser may require. Such investigations and inspections shall not however, affect or mitigate the Vendor and the Shareholder’s covenants, representations and warranties hereunder which shall continue in full force and effect.

(4)

The Vendor and the Shareholders shall, at the request of the Purchaser and at the Purchaser’s cost, execute and deliver any instruments, including but not limited to assignment of patents, patent right, trademarks, copy rights, suitable for registration with the appropriate governmental authority, to allow the Purchaser to perfect its interests in the tangible and intangible Assets conveyed pursuant to this Agreement.

4.3 Covenants of purchaser

(1)

The Purchaser will ensure that the representations and warranties of the Purchase herein are true and correct on the Closing Date and that the condition of the closing for the benefit of the Vendor have been performed or complied with on or before the Closing Date.

(2)

The Purchaser jointly and severally shay indemnify and save harmless the Vendor and the Shareholders from and against all losses, damages or expenses directly or indirectly suffered by the Vendor and the Shareholders except consequential damages resulting from and breech of any covenant of the Purchaser contained in this Agreement or, subject to Section 3.4 from any inaccuracy or misrepresentation in any representation or warranty set forth in Section 3.3

4.4 Financial Reporting

Not with standing any provision of this Agreement, the Purchaser may report in its financial statements from the Effective Date the gross revenue and expenses relating to the Vendor’s Business.

4.5 Non- Competition Provisions

(1)

The Vendor covenants and agrees that during the period commencing on the Effective Date and ending five (5) years after the Closing Date, it will not, nor will it permit its officers, directors or employees, either directly or indirectly, engage in or conducts any business that is directly competitive to the Vendor’s Business or any other business conducted by the Purchaser as at the Closing Date.

(2)

The Employment Agreements to be executed between the Purchaser and the key personnel shall also contain a non-competition provision pursuant to which the key personnel will agree not to compete with the Purchaser for a period of two(2) years commencing on the date that the key personnel cease to be employees of the Purchaser, and that the key personnel will not be employed by, either directly or indirectly, carry on or be engaged or concerned or interested or assist any other person, corporation, and any other form of business association, which carries on any business that is directly competitive to the Vendor’s Business or any other business conducted by the Purchaser as at the Closing Date.

4.7 Independent Appraisal

On or before the Closing Date, the Purchaser shall obtain an independent appraisal of the Vendor’s Business (the “Independent Appraisal”). The Independent Appraisal will be required by the Exchange. The Independent Appraisal shall be conducted by a qualified appraiser of the assets and business in the nature of the Vendor’s Business and acceptable to each of the Purchaser and the Vendor, both acting reasonably, and the Exchange.

ARTICLE 5 CONDITIONS

5.1 Conditions for the benefit of the Purchaser

(1) The transfer by the acquisition by the Purchaser of the HTT Shares is subject to the following conditions which are for the exclusive benefit of the Purchaser to be performed or complied with on or before the Closing Date:

(a) The representations and warranties of the Vendors and the Shareholders set forth in Section 3.1 shall be true and correct on the Closing Date with the same force and effect as if made at and as of such time:

(b)The Vendor and the Shareholders shall have performed or complied with all if the terms, covenants and conditions of this Agreement to be performed or complied with by the Vendor and the Shareholders of or before the Closing Date;

(c) The Purchaser shall be furnished with such certifications, affidavits or statutory declaration of the Vendor and the Shareholders as the Purchaser may reasonably think necessary in order to establish that the terms, covenants and conditions contained in this Agreement to have been performed or complied with by the Vendor and the Shareholders as the case may be, on or before the Closing Date have been performed and complied with and that the representations and warranties of the Vendor and the Shareholders herein given are true and correct on the Closing Date;

(d) No material change with respect to the Vendor’s Business or the Shareholders shall have occurred between the date of signing of this Agreement and the Closing Date;

(e) All necessary steps and proceedings shall have been completed on order for the HTT Shares to be duly and regularly transferred to and registered in the name

(f) The execution, delivery and performance by the Vendor of this Agreement and the consummation of the transactions contemplated hereby shall have been duly authorized by all necessary corporate action, including, without limitation, the consent and approval of the requisite number or percentage of directors and Shareholders of the Vendor;

(g) The consummation of the transactions contemplated hereby shall have been approved by the applicable foreign investment regulatory agency or commission, and any other applicable government or regulatory authority in Taiwan;

(h) The Vendor shall have duly executed and delivered the Bill of Sale and General Conveyance and shall have delivered actual and physical possession of the HTT Shares to the Purchaser on the direction of the Purchaser;

(k) The Purchaser completes all due diligence investigation, the result of which are satisfactory to the Purchaser in its sole discretion; and

(l) The form and legality of all matters incidental to the transfer by the Vendor and the acquisition by the Purchaser of the HTT Shares shall be subject to the approval of the Purchaser’s legal counsel, acting reasonably.

(2) In case any term or covenant of the Vendor and the Shareholders or condition to be performed or complied with for the benefit of the Purchaser on or before the Closing Date shall have been performed or complied with on or before the Closing Date, the Purchaser may, without limiting any other right that it may have, as its sole option, either;

(a)	Rescind this Agreement by notice to the Vendor and the Shareholder, and in such event the Purchaser shall be released from all obligations here under or

(b)

Waive compliance with any such term, covenant or condition in whole or in part on such terms as may be agreed upon without prejudice to any of its right of rescission in the event of non-performance of any other term, covenant or condition in whole or in part;

and, if the Purchaser rescinds this Agreement pursuant to Section 5.1(2)(a) and the term, covenant or condition for which the Purchase has rescinded this Agreement was one that the Vendor and the Shareholders had covenanted, pursuant to Section4.2(1), to ensure had been performed or complied with, the Vendor and the Shareholders shall be jointly and severally liable to the Purchaser for any losses, damages or expenses incurred by the Purchaser as a result of such a breech; provided however that the Vendor and the Shareholders shall not be liable for any punitive, incidental, consequential or special damages arising therefrom.

5.2 Conditions for the Benefit of Vendor and the Shareholders

(1)

The transfer by the Vendor and the acquisition by the Purchaser of the Asset are subject to the following conditions which are for the exclusive benefit of the Vendor and the Shareholder to be performed or complied with on or before the Closing Date;

a)	The representations and warranties of the Purchaser set forth in Section 3.3 shall be true and correct on the Closing Date with the same force and effect as if made at and as of such time;

b)	The Purchaser shall have performed or complied with all of the terms, covenants and conditions of this Agreement to be performed or complied with by the Purchaser on or before the Closing Date;

c)

The Vendor and the Shareholders shall be furnished with such certificates, affidavits or statutory declarations of the Purchaser or of officers of the Purchaser as the Vendor may reasonably think necessary in order to establish that the terms, covenants and conditions contained in this Agreement to have been performed or complied with by the Purchaser on or before the Closing Date have been performed and complied with, and that the representations and warranties of the Purchaser herein given are true and correct on the Closing Date;

d)	All necessary stops and proceedings shall have been taken to permit the TransAKT Shares to be duly and regularly issued to the Vendor;

e)

The TransAKT Shares shall have been conditionally approved for listing by the Exchange, and subject to any other conditions or restrictions imposed by the Exchange or any other applicable securities regulatory authority; and

f)

The form and legality of all matters incidental to the transfer by the Vendor and the acquisition by the Purchaser of the HTT Shares and retirement of the TransAKT Shares shall be subject to the approval of the Vendor’s legal council, acting reasonably.

2)

In case any term or covenant of the Purchaser or condition to be performed or complied with for the benefit of the Vendor on or before the Closing Date shall not have been performed or complied with on or before the Closing Date, the Vendor may, without limiting any other right it may have, at its sole option, either:

	a)	Rescind this Agreement by notice to the Purchaser, and in such event the Vendor shall be released from all obligations hereunder except for the loan pursuant to Section 4.7; or

b)

Waive complied with any such term, covenant or condition in whole or in part on such terms as may be agreed upon without prejudice to any of its rights of rescission its rights of rescission in the event of non-performance of any other term, covenant or condition in whole or in part; and if the Vendor, rescinds this Agreement pursuant to Section 5.2(2)(a) and the term, covenant or condition for which the Vendor has rescinded this Agreement was one that the Purchaser had covenanted, pursuant to Section 4.3(1), to ensure had been performed to complied with, the Purchaser shall be liable to the Vendor for any losses, damaged or expenses incurred by the Vendor as the result breech; provided however that the Purchaser shall not be liable for any punitive, incidental, consequential or special damages arising therefrom.

ARTICLE 6
GENERAL

6.1 Further Assurances

The Purchaser, the Vendor and each of the Shareholders, on their own behalf and on the behalf of the Vendor, shall from time to time execute and deliver all such further documents and instrument and dl all acts and thins such as the other party may, either before or after the Closing Date, reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement

6.2 Time of the Essence

Time shall be of the essence of this Agreement.

6.3 Commissions

The Vendor shall indemnify and save harmless the Purchaser from and against any claims whatsoever for any commission or other remuneration payable or alleged to be payable to any person in respect of the transfer of the HTT Shares, whether such person purports to act have acted for the Vendor or the Purchaser in connection with the transfer of the HTT Shares.

6.4 Legal and Accounting Fees

Each of the parties hereto shall pay their respective legal and accounting costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed pursuant hereto and any other costs and expenses whatsoever and howsoever incurred.

6.5 Public Announcements

No public announcement or press release concerning the transfer of Assets shall be made by the Vendor or the Purchaser without the prior consent and joint approval of the Vendor and the Purchaser.

6.6. Benefit of the Agreement

This Agreement shall ensure to the benefit of and be binding upon the respective heirs, executers, administrators, successors and permitted assigns of the parties hereto.

6.7 Entire Agreement

This Agreement constitutes the entire agreement between the parties, hereto with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto, including without limitation that certain Assets Sale and Purchase Agreement dated January 4, 2013 between the Vendor and the Purchaser. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express implied or statutory, between the parties other than as expressly set forth in this Agreement.

6.8 Amendments and Waiver

No modification or amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by all of the parties hereto and no waiver of any breech of any term or provision of this agreement shall be effective or binding unless made in writing, and signed by the party purporting to give the same and, unless otherwise provided, shall be limited to the specific breach waived.

6.9 Assignment

This Agreement may not be assigned by any of the parties hereto.

6.10 Notices

Any demand, notice or other communication to be given in connection with this Agreement shall be given in writing and shall be given by personal delivery, by registered mail or by electronic means of communication addressed to the recipient as follows:

To the Vendor and the Shareholders:

VAT (Vendor)

TRANSAKT LTD.

Attention: JAMES WU

#115-6268 Spring Mountain RD.

Las Vegas Nevada NV89146

Fax: 403-266-5732

Email: JAMES@TRANSAKTLTD.COM

To the Purchaser:

TRANSAKT LTD.

Attention: Pan Yen Chu

No 1, lane 141, Sec. 3, Pei-Shen Rd.

Shen-Kan, Taipei

Taiwan

Or to such other address, individual or electronic communication number as may be designated by notice given by either party to the other. Any demand, notice or communication given by personal delivery shall be conclusively deemed to be given on the day of actual delivery thereof and, if given by registered mail and, if given by electronic communication, on the day of the transmittal thereof if given during the normal business hours of the recipient and on the Vendors Business Day during which such normal business hours next occur if not given during such hours on any day. If the party giving any demand, notice or communication shall not be mailed but shall be given by personal delivery or by electronic communication.

6.11 Government Law

This Agreement shall be governed by and construed in accordance with the laws of the Taiwan, Republic of China Applicable therein.

6.12 Attornment

For the purpose of all legal proceedings this Agreement shall be deemed to have been performed in the Province of Taiwan and the courts of the Province of Taiwan shall have jurisdiction to entertain any action arising under this Agreement. The parties each hereby attorns to the jurisdiction of the courts of the Province of Taiwan.

IN WITNESS WHEREOF the parties have executed this Agreement on the date first mentioned above.

PURCHASER:	VENDOR
TRANSAKT LTD

/s/ Pan Yen Chu	/s/ James Wu
Pan Yen Chu	James Wu

Witness	Witness

Witness	Witness

SCHEDULE “G”
EXECLUDED ASSETS AND LIABILITIES

N/A